Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our report in this Form 10-K/A, into American Travellers Corporation's previously filed Registration Statements File Nos. 33-73114 and 33-65207 on Form S-8.